EXHIBIT 99.4

CONSENT OF LEHMAN BROTHERS

We hereby consent to the use of our opinion letter dated May 3, 2005 to the Board of Directors of SpectraSite (the “Company”) attached as Annex C to the Company’s Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 of American Tower Corporation filed with the Securities and Exchange Commission (the “Registration Statement”) and to the references to our firm in the Registration Statement under the headings “SUMMARY OF THIS JOINT PROXY STATEMENT/PROSPECTUS—Opinions of Financial Advisors”, “SpectraSite’s Reasons for the Merger” and “Opinions of SpectraSite’s Financial Advisors.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term “expert” as used in the Securities Act.

LEHMAN BROTHERS INC.

By:	/s/ Gordon J. Kroft

New York, New York

May 26, 2005